Exhibit 10.7(b)

Amendment to the e.l.f. Beauty, Inc. 2014 Equity Incentive Plan

Effective March 15, 2017

This Amendment to the e.l.f. Beauty, Inc. 2014 Equity Incentive Plan (as amended, the “Plan”) is effective as of the date first set forth above, such amendment having been approved by the Board of Directors of e.l.f. Beauty, Inc., a Delaware corporation (the “Company”), on March 15, 2017 in accordance with Section 10.1 of the Plan.

As of result of the foregoing approval, the Plan is hereby amended as follows:

1.Section 11.3 of the Plan is hereby amended and restated in its entirety to read as follows:

“11.3Removed and Reserved.”

2.Section 13.7 of the Plan is hereby amended and restated in its entirety to read as follows:

“13.7Removed and Reserved.”

(Signature Page Follows)

The undersigned, being the duly appointed and acting Corporate Secretary of the Company, hereby certifies that the foregoing amendment was duly approved and adopted by the Board of Directors of the Company effective as of the date first referenced above.

By:	/s/ Scott K. Milsten
Name:	Scott K. Milsten
Title:	Corporate Secretary